WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER 2014

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 5, 2015 – Winthrop Realty Trust (NYSE:FUR) (the “Company” or “Winthrop”), which is liquidating and winding down pursuant to a plan of liquidation, announced today its financial and operating results for the fourth quarter ended December 31, 2014.

Financial Results

Liquidation Basis of Accounting

As a result of the shareholder approval of the plan of liquidation on August 5, 2014, effective August 1, 2014, in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company began reporting its financial results on the liquidation basis of accounting.  The liquidation basis of accounting requires, among other things, that management estimate sales proceeds on an undiscounted basis as well as include in the Company’s assets and liabilities the undiscounted estimate of future revenues and expenses of the Company.  The estimated net assets in liquidation at December 31, 2014 would result in liquidating distributions of approximately $16.33 per common share.  This estimate of future liquidating distributions includes projections of costs and expenses to be incurred during the period required to complete the plan of liquidation.  There is inherent uncertainty with these projections and, accordingly, these projections could change materially based on a number of factors both within and outside of Winthrop’s control including the timing of the sales, the performance of the underlying assets and any changes in the underlying assumptions of projected cash flows.

After giving effect to the $2.25 per common share distribution which was paid on January 15, 2015 and accrued at December 31, 2014, this estimate represents an increase in liquidating distributions of $0.23 per common share over the Company’s estimate at September 30, 2014.  The increase is primarily the result of increased liquidation values for our investments in Concord Debt Holdings and CDH CDO offset by decreases in liquidation values of our investments in Vintage Housing Holdings and our Edens-Norridge loan receivable due to shorter than anticipated holding periods.  No change has been made to the valuation of the Company’s investment in 701 Times Square.

Michael L. Ashner, Chairman and CEO stated, “We continue to be pleased at both the speed with which the plan of liquidation is proceeding and the pricing levels which we are encountering.  We see no reason for these trends to change in the near term.”

2014 Fourth Quarter Activity and Subsequent Events

Assets Sold

•
1515 Market Street – Philadelphia, Pennsylvania – sold its office property located at 1515 Market Street, Philadelphia, Pennsylvania and received net proceeds from the sale of approximately $40.3 million.

•
San Pedro Luxury Apartments - the venture in which Winthrop holds an approximately 84% interest sold its San Pedro apartment building in San Pedro, California.  The entire net proceeds of $23.1 million were used to pay down the $150.0 million loan made by KeyBank National Association to the venture in accordance with the terms of the loan agreement.

•	Waterford Place Apartments – sold its Waterford Place apartment building in Memphis, Tennessee and received net proceeds from the sale of approximately $15.3 million.
•
5400 Westheimer – sold its interest in the venture that owns the property located at 5400 Westheimer Court, Houston, Texas and received net proceeds from the sale, together with the satisfaction of a note payable due to Winthrop from the venture, of approximately $10.7 million.

•	Sealy Northwest Atlanta – sold to its venture partner its interest in Sealy Northwest Atlanta and received net proceeds from the sale of approximately $5.6 million.
•	Pinnacle II B-Note – sold the B-Note with an outstanding principal balance of $5.0 million for net proceeds of approximately $5.0 million.
•	Burlington, Vermont – sold its office property located in South Burlington, Vermont and received net proceeds from the sale of approximately $2.5 million.

•	Kroger - Louisville, Kentucky – sold its property in Louisville, Kentucky that is net leased to Kroger Foods and received net proceeds from the sale of approximately $2.3 million.
•	Kroger - Greensboro, North Carolina – sold its property in Greensboro, North Carolina that is net leased to Kroger Foods and received net proceeds from the sale of approximately $1.7 million.
•	Kroger - Atlanta, Georgia – sold its property in Atlanta, Georgia that is net leased to Kroger Foods and received net proceeds from the sale of approximately $1.5 million.

Loans Repaid

•
Playa Vista – received approximately $34.0 million from the payment in full on the mezzanine loan secured by the office complex in Playa Vista, California and the equity participation interest in the underlying collateral.

•	Edens Center-Norridge Commons – received a principal payment of $15.3 million in connection with the sale of the Norridge Commons property leaving an outstanding principal balance of $220,000.

Assets Under Contract for Sale

•
Vintage Housing Holdings – entered into an agreement to sell its interest.  The sale, which is subject to customary conditions, including obtaining certain third party consents, is expected to close, if at all, in the second quarter of 2015.  Winthrop estimates that the net proceeds from the sale will be approximately $85.6 million.

•
44 Monroe – the venture in which Winthrop holds an approximately 84% interest entered into an agreement to sell its 44 Monroe apartment building in Phoenix, Arizona for approximately $50.7 million.  In accordance with the terms of the loan agreement, the entire net proceeds will be used to further pay down the $150.0 million loan made by KeyBank National Association which has a current outstanding balance of $126.9 million.

Common Shares

•	On January 15, 2015 paid a liquidating distribution of $2.25 per common share to shareholders of record on January 5, 2015.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter 2014 activities today, Thursday, March 5, 2015 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through April 6, 2015 by dialing (877) 660-6853; conference ID 13599663.

About Winthrop Realty Trust

Winthrop, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT).  Winthrop’s shareholders recently adopted a plan of liquidation pursuant to which Winthrop is liquidating and winding down and, in connection therewith, is seeking to sell its assets in an orderly fashion to maximize shareholder value.  For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
(unaudited, in thousands)

December 31,
2014
ASSETS
Investments in real estate	$557,325
Equity investments	389,921
Cash and cash equivalents	127,583
Restricted cash held in escrows	5,831
Loans receivable	24,005
Secured financing receivable	29,210
Accounts receivable	1,468
Loan securities	918
TOTAL ASSETS	1,136,261

LIABILITIES
Mortgage loans payable	296,954
Senior notes payable	71,265
Liability for non-controlling interests	46,564
Liability for estimated costs in excess of estimated receipts during liquidation	31,253
Dividends payable	82,353
Accounts payable, accrued liabilities and other liabilities	10,794
Related party fees payable	2,374
TOTAL LIABILITIES	541,557

COMMITMENTS AND CONTINGENCIES
Net assets in liquidation	$594,704

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the year ended December 31, 2014 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

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Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614